Exhibit 99.1

Heritage Bankshares, Inc. Announces the Appointment of New President and
Chief Executive Officer

PR Newswire -- February 8, 2005

NORFOLK, Va., Feb. 8 /PRNewswire-FirstCall/ -- Peter J. Meredith, the Chairman of the board of directors (the “Board”) of Heritage Bankshares, Inc. (“Heritage”) (OTC Bulletin Board: HBKS), today announced the selection of Michael S. Ives as its new President and Chief Executive Officer. “The Board is very pleased that Mike has agreed to bring his proven skills in banking to us,” Peter Meredith said. “We believe that Mike will lead us in our plan to more aggressively capture the middle market of Hampton Roads banking.”

Prior to joining Heritage, Mr. Ives was the Chief Executive Officer for the Hampton Roads Market of Wachovia Corporation following the merger of SouthTrust Corporation (“SouthTrust”) into Wachovia Corporation in October 2004. Mr. Ives joined SouthTrust in August 2001 through a merger with Cenit Bancorp, Inc. (“Cenit”) where he was President and Chief Executive Officer for nearly 15 years. At the time of the merger, Cenit was the largest financial institution headquartered in Hampton Roads, with assets of over $600 million.

“Heritage has a tradition of excellence in community banking in Norfolk. I commend senior management and the Board for their outstanding performance over the years. Over the past several months, the Board made a very thoughtful strategic analysis of Heritage and its opportunities for further growth in Hampton Roads. The Board concluded that the expansion of Heritage was in the best interest of its shareholders, employees and customers,” Michael Ives said. “I am honored that the Board asked me to develop and implement our plans to expand our banking operations in Hampton Roads.”

As announced in a press release dated November 22, 2004, the Board appointed Mr. Meredith as Chief Executive Officer and Donald F. Price as President of Heritage. With the addition of Mr. Ives, Mr. Meredith and Mr. Price resigned from such positions, and Mr. Meredith resumes his role as Chairman of the Board and Mr. Price has assumed the new title of President of the Norfolk Region.

Heritage Bankshares, Inc. is the parent company of Heritage Bank & Trust (the “Bank”) (http://www.heritagenorfolk.com). The Bank has four full-service branches in the city of Norfolk and one branch in the city of Chesapeake. The Bank offers 24 hour banking at all of the Norfolk locations. Heritage Bank & Trust provides a full range of financial services including business, personal and mortgage loans, insurance, and annuities.

Forward Looking Statements

The press release contains statements that constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements regarding Heritage’s planned expansion of its banking operations in Hampton Roads, Virginia. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Heritage’s actual results, performance, achievements, and business strategy to differ materially from the anticipated results, performance, achievements or business strategy expressed or implied by such forward-looking statements. Factors that could cause such actual results, performance, achievements and business strategy to differ materially from anticipated results, performance, achievements and business strategy include: general and local economic conditions, competition, capital requirements of the planned expansion, customer demand for Heritage’s banking products and services, and the risks and uncertainties described in Heritage’s Form 10-KSB filed with the Securities and Exchange Commission. Heritage disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE  Heritage Bankshares, Inc.
          -0-                              02/08/2005
          /CONTACT:  Peter J. Meredith of Heritage Bankshares, Inc.,
+1-757-622-5645, x104/
          /Web site:  http://www.heritagenorfolk.com/